UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               BIO-ONE CORPORATION
             ------------------------------------------------------
                 (Name of small business issuer in its charter)


Nevada                                                  65-0815746
------------------------------                          ------------------------
(State or other jurisdiction                            (I.R.S. Employer or
of incorporation organization)                               Identification No.)


310 Waymont Court, Suite 100
Lake Mary, Florida                                               32746
---------------------------------------------           ------------------------
(Address of principal place of business)                      (zip code)

                               BIO-ONE CORPORATION
              Year 2001 Employee/Consultant Stock Compensation Plan
             ------------------------------------------------------
                            (Full title of the plan)

                              Mintmire & Associates
                              265 Sunrise Avenue, Suite 204,
                              Palm Beach, FL 33480
                              Tel: (561) 832-5696
           -----------------------------------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

                     PROPOSED      PROPOSED     MAXIMUM
TITLE OF              AMOUNT       MAXIMUM      AGGREGATE
SECURITIE S           TO BE        OFFERING     OFFERING     AMOUNT OF
TO BE               REGISTERED      PRICE       PRICE       REGISTRATION
REGISTERED             (2)        PER SHARE     PER SHARE      FEE (1)
-----------------  ------------  ------------  -----------  ------------
Common Stock          250,000      $0.45         $112,500     $ 28.13
Par Value $0.0001

(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the average closing price of the Company's common stock on July 12, 2001, July 13, 2001, July 16, 2001, July 17, 2001 and July 18, 2001, as reported on the OTC Electronic Bulletin Board.

(2) Represents the maximum number of shares which may be granted under the Bio-One Corporation Year 2001 Employee/Consultant Stock Compensation Plan (the "Plan").

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

     (1) The Registrant's Registration Statement on Form l0-SB accepted on November 03, 2000, and all amendments thereto;

     (2) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the filing of the Registrant's Registration Statement referred to above; and

     (3) The description of the common stock of the Registrant contained in the Registrant's Registration Statement.


     All  documents  filed by the  Registrant  with the  Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Bylaws of the Registrant contain provisions which provide for the indemnification of directors, officers, and other employees or agents of the Registrant properly appointed to serve in an official capacity who while acting in good faith, in the best interests of the Registrant, and within the scope of their offices, are or are threatened to be named as a defendant or respondent in a civil or criminal action. The extent of the indemnification is limited to judgements, penalties, fines, settlements and reasonable expenses actually incurred.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

     (a) The exhibits required to be filed herewith by Item 601 of Regulation S-B, as described in the following index of exhibits, are incorporated herein by reference, as follows:

Item 1.           Index to Exhibits

3.(i).1  [1]      Articles of Incorporation of Bio-One Corporation filed February 24, 1998.

3.(i).2  [1]      Certificate of Amendment of Articles of Incorporation increasing authorized capital stock filed August 7, 2000.

3.(ii).1 [1]      Bylaws of Bio-One Corporation

4.1      [1]      Form of Private Placement Offering of 1,600,000 common shares at $0.01 per share.

4.2      [1]      Promissory Note in favor of Kevin Thomas dated August 8, 2000.

4.3      [2]      Convertible Note in favor of Margaret Schrock dated December 5, 2000.

5.1        *      Opinion of Mintmire & Associates

10.1     [1]      Share Exchange Agreement between the Company and Crown Enterprises, Inc. dated
                  May 20, 2000.

10.2     [1]      Employment Agreement between the Company and Armand Dauplaise dated May
                  30, 2000.

10.3     [1]      Employment Agreement between the Company and Kevin Lockhart dated May 30,
                  2000.

10.4     [1]      Lease Agreement between Crown Enterprises and Daniel Jack Co. dated August 15,
                  2000.

10.5     [2]      Removed.

10.6      *       Bio-One Corporation Year 2001  Employee/Consultant Stock Compensation Plan.

23.1      *       Consent of Parks, Tschopp, Whitcomb  & Orr, P.A.

23.2              Consent of Mintmire & Associates  (contained in the opinion filed as Exhibit 5.3 hereof)
-------------------------------------------------

(* filed herewith)

[1] Incorporated herein by reference to the Company's Registration Statement on Form 10-SB filed November 3, 2000.

[2] Incorporated herein by reference to the Company's amended Registration Statement on Form 10-SB filed January 5, 2001.

     (b) No reports on Form 8-K have been filed.


Item 9. Undertakings.

The Registrant hereby undertakes:

(d)  (1) to file,  during any period in which it offers or sells  securities,  a
post  effective  amendment  to  this  registration   statement  to  include  any
prospectus required by Section 10(a) (3) of the Securities Act;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

     (3) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, in the City of Lake Mary, Florida.



                           Bio-One Corporation

Date: July 20, 2001       By: /s/Armand Dauplaise
                          ----------------------------------------
                            Armand Dauplaise, President and Chairman

                          By: /s/ Kevin Lockhart
                          ----------------------------------------
                            Kevin Lockhart, Secretary


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                    Title                     Date
-------------------------      -------------------        ------------------



/s/ Armand Dauplaise
--------------------------
Armand Dauplaise              President and Chairman        July 20, 2001

/s/ Kevin Lockhart
--------------------------
Kevin Lockhart                Secretary                     July 20, 2001